SCHEDULE 14A INFORMATION

                 Soliciting Materials Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                           [Amendment No............]

Filed by the Registrant /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /     Preliminary Proxy Statement (Revocation of Consent)
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive Proxy Statement (Revocation of Consent Statement)
/ /     Definitive Additional Materials
/X/     Soliciting Material Pursuant to Section 240.14a-12


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                  --------------------------------------------
                (Name of Registrant as specified in its charter)


       (Name of person(s) filing proxy statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required

/ /     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a6(i)(2)  or
        Item 22(a)(2) of Schedule 14A.

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1)  Title of each class of securities to which transaction applies: __
              ______________________
          2)  Aggregate number of securities to which transaction applies: _____
              ___________________
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___
              __________________________
          4)  Proposed maximum aggregate value of transaction: _________________
              _______
          5)  Total fee paid: _______________________

/ /     Fee paid previously by written preliminary materials.

/ / Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)  Amount Previously Paid: __________________________________________
          2)  Form, Schedule or Registration Statement No.: ____________________
          3)  Filing Party: ____________________________________________________
          4)  Date Filed: ______________________________________________________


                             Sch 14A Cover Page - 1

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                      Is Pursuing Strategic Alternatives to
                           Maximize Shareholder Value

     ROSEMONT, Ill. -- November 3, 2000 -- (Nasdaq:WCLX): Wisconsin Central Transportation Corporation (WCTC) today announced that its Board of Directors is pursuing a full range of strategic alternatives to maximize shareholder value. The Company has retained the investment banking firm of Goldman, Sachs & Co. to act as financial advisor to the Board in evaluating alternatives including, but not limited to, sale of the Company and divestiture of its international holdings.
     Thomas F. Power, Jr., President and Chief Executive Officer of Wisconsin Central stated, "Over the past 15 months under new leadership, we have made substantial progress in strengthening the Company -- increasing revenues, improving cash flows and repurchasing shares. The Board is proceeding expeditiously on a full range of strategic alternatives to unlock the value of the Company's domestic and international assets for the timely benefit of our shareholders."
     WCTC's principal subsidiaries, Wisconsin Central Ltd., Fox Valley & Western Ltd., Algoma Central Railway Inc., Sault Ste. Marie Bridge Company, and Wisconsin Chicago Link Ltd., form the Wisconsin Central System and operate approximately 2,800 route miles of railway serving Wisconsin, Illinois, Minnesota, Michigan's Upper Peninsula, and Ontario, Canada. WCTC holds 42.5 percent equity interest in English Welsh & Scottish Railway Holdings Limited, Great Britain's primary freight railroad, 24 percent equity interest in Tranz Rail Holdings Limited, New Zealand's nationwide railroad and transportation company, and 33 percent equity interest in Australian Transport Network Limited
(ATN),  which  operates on the Australian  mainland and in Tasmania.

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

This press release contains certain statements that are "forward-looking," within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other matters, the beliefs, expectations, plans and estimates of the Company with respect to certain future events, including without limitation assumptions related to market valuation and future performance and similar expressions concerning matters that are not historical facts. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that could cause actual events to differ materially from those expressed in those statements.

This information was furnished on behalf of Wisconsin Central Transportation Corporation, its Board of Directors and Management. Information regarding the participants in Wisconsin Central's consent revocation solicitation and their interest in such solicitation may be obtained by reviewing Wisconsin Central's preliminary consent revocation materials as first filed with the Securities and Exchange Commission ("SEC") on October 26, 2000. Wisconsin Central will shortly be sending its stockholders definitive consent revocation materials, which should be read as they contain important information. A copy of Wisconsin Central's preliminary consent revocation materials filed on form PREC14A and, when filed, its definitive consent revocation materials, may be obtained free of charge at the SEC's web site at http://www.sec.gov.

                                  ------------

Shares of Wisconsin Central Transportation Corporation are publicly traded on The Nasdaq Stock Market(R) under the symbol WCLX. For more information, see our home page: www.wclx.com.

Contacts:
Ann Thoma                       George Sard / Paul Caminiti / Hugh Burns
Wisconsin Central               Citigate Sard Verbinnen
847/318-4588                    212/687-8080

                                       ###

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